Exhibit 32.1
VIASPACE INC.
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of VIASPACE Inc., (the “Company”), does hereby certify with respect to the Quarterly Report of the Company on Form 10-QSB for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), to the best of the undersigned’s knowledge that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2005	/s/ CARL KUKKONEN
Carl Kukkonen
Chief Executive Officer

Date: November 14, 2005	/s/ STEPHEN J. MUZI
Stephen J. Muzi
Chief Financial Officer